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                      SURGE COMPONENTS, INC. AND SUBSIDIARY

                                   EXHIBIT 11.1

                    COMPUTATION OF EARNINGS PER COMMON SHARE

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

                                                               Three Months Ended                  Year Ended
                                                         February 29,      February 28,            November 30,
                                                            2000              1999           1999               1998
                                                         ------------      ------------     ------             -------
                                                         (Unaudited)       (Unaudited)
Basic earnings:

Net income (loss)                                       $   904,030       $   (98,619)     $   85,064         $  (274,166)
                                                        -----------       -----------      ----------          ----------

Shares:
    Weighted common shares outstanding                    4,888,535         4,855,169       4,858,024           4,836,835
    Employee's stock options                                     --                --              --                  --
                                                        -----------       -----------      ----------          ----------

Total weighted shares outstanding                         4,888,535         4,855,169       4,858,024           4,836,835
                                                        -----------       -----------      ----------          ----------

Basic earnings (loss) per common share                  $       .18      $       (.02)     $      .02         $      (.06)
                                                        ===========      ============      ==========         ===========
Diluted earnings:

    Net income (loss)                                   $   904,000      $    (98,619)     $   85,064         $  (274,166)
                                                        -----------       -----------      ----------          ----------

Shares:
    Weighted common shares outstanding                    4,888,535         4,855,169       4,858,024           4,836,835
    Employee stock options                                1,841,457                --       1,018,444                  --
                                                        -----------       -----------      ----------          ----------

Total weighted shares outstanding                         6,729,992         4,855,169       5,876,468           4,836,835
                                                        -----------       -----------      ----------          ----------

Diluted earnings (loss) per common share                $       .13       $      (.02)     $      .01          $     (.06)
                                                        ===========       ===========      ==========          ==========

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